UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 30, 2015

Date of Report (Date of earliest event reported)

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35164	91-1859172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Olive Way, Suite 400

Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 282-5170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2015, the Board of Directors (the “Board”) of Onvia, Inc. (the “Company”) appointed George I. Stoeckert as a member of the Board, effective on that date. Mr. Stoeckert was appointed as a Class III director. He will hold office until the Company’s 2018 Annual Meeting of Stockholders or until his successor is appointed and duly qualified or his earlier resignation or removal.

Mr. Stoeckert is an independent investor and advisor. He most recently served as President, North America and Internet Solutions at Dun & Bradstreet, Inc., a business information company, from 2009 until mid-2011. Previously, Mr. Stoeckert was an Executive Officer at Automatic Data Processing, Inc. a company that provides business outsourcing solutions, where for nearly 17 years he held various senior leadership positions. Prior to ADP, Mr. Stoeckert was with Ryder System, Inc., a transportation company, for 16 years in general management, strategy and financial roles. Mr. Stoeckert has served on the boards of several venture capital stage and joint venture companies including as an interim director of Careerbuilder, Inc., an online recruiting company, and member of the board of Capital Re Corporation, a financial guarantee company. Mr. Stoeckert presently serves on the board of Theragenics Corporation, a medical device company, and Open Book Ben LLC, a development stage Web information company. Mr. Stoeckert is also an advisor to Bridge Growth Partners LLC, a mid-market private equity firm and for RiseSmart, Inc., an outplacement technology company.

Mr. Stoeckert will receive the standard compensation received by the Company’s non-employee directors. The standard compensation arrangements received by the Company’s non-employee directors are generally as described in the Company’s definitive proxy statement on Schedule 14A filed on April 6, 2015 with the Securities and Exchange Commission.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2015, the Company’s Board adopted amendments to Article III of the corporation’s bylaws to increase the size of the Board from five to six members. A copy of the amended and restated bylaws that reflect these amendments is attached as Exhibit 3.2 and is incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Onvia effective June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia, Inc.

June 30, 2015	By:	/S/ HENRY G. RINER
Henry G. Riner
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Onvia effective June 30, 2015.